EXHIBIT 10.6

Summary of Executive Officer Salaries

The salaries of the executive officers of International Shipholding Corporation for 2006 are described below:

Erik F. Johnsen, Chairman of the Board and Chief Executive Officer

$353,600

Niels M. Johnsen, President

$332,800

Erik L. Johnsen, Executive Vice President

$312,000

Manuel G. Estrada, Vice President and Chief Financial Officer

$165,000